FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

     This First Amendment (the "AMENDMENT") to the Amended and Restated Employment Agreement (the "EMPLOYMENT AGREEMENT") by and between MICROAGE, INC., a Delaware corporation (the "COMPANY") and JEFFREY D. MCKEEVER (the "EXECUTIVE") is made as of this 12th day of January, 2000 by and between the Company and Executive.

                                   RECITALS:

     WHEREAS, the Company and Executive entered into the Employment Agreement on November 4, 1996; and

     WHEREAS,   pursuant  to  Section  7.5  of  the  Employment  Agreement,  the
Employment Agreement may be amended only by a written document signed by each of the parties thereto; and

     WHEREAS, the Company granted to Executive the option to purchase 6% of the outstanding common stock of Pinacor, Inc., an indirect wholly-owned subsidiary of the Company ("PINACOR"), for the aggregate purchase price of Nine Million Dollars ($9,000,000), all in accordance with the terms of the Non-Qualified Stock Option Agreement (Jeffrey D. McKeever) effective as of May 2, 1998 (the "PINACOR OPTION AGREEMENT"), which is attached to this Amendment as Attachment A; and

     WHEREAS, Executive has surrendered all of his rights under the Pinacor Option Agreement by delivering notice of such surrender to Mr. William Mallender, Chairman of the Compensation Committee of the Board, a copy of which is attached to this Amendment as Attachment B; and

     WHEREAS, the Company and Executive desire to amend the Employment Agreement to pay Executive a bonus upon the disposition of Pinacor as consideration for Executive's surrender of all rights under his Option Agreement.

     NOW, THEREFORE, in consideration of the premises, and for other valuable consideration, the sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:

                                  AGREEMENTS:

     1. Section 2.2 of the Employment Agreement (BONUS PAYMENTS) is hereby amended by adding a new paragraph (c) to the end thereof which shall read as follows:

     (c) Executive shall, in addition, be entitled to a bonus payment upon the Disposition (as defined in Section 7.1) of Pinacor, Inc., a Delaware corporation ("PINACOR") if the Disposition occurs during Executive's period of employment hereunder or within one year following his termination of employment for reasons of death, Total Disability (as defined in Section 7.1) or Retirement (as defined in Section 7.1). The bonus shall be payable in one lump sum within ten (10) days following the Disposition. The bonus shall equal Six Percent (6%) of the amount by which the Disposition Price (as defined in Section 7.1) exceeds $150,000,000.

     2. Section 7.1 of the Employment Agreement (DEFINITIONS) is hereby amended by adding new paragraphs (yy), (zz) and (aaa) to the end thereof which shall read as follows:

          (yy) "DISPOSITION" shall mean the sale or other transfer of all or substantially all of the common stock or assets of Pinacor or MCCI Holding Company to any individual or entity other than an "Affiliate", or the merger, consolidation or other combination of Pinacor or MCCI Holding Company with any entity other than an "Affiliate". For this purpose, an "Affiliate" is any entity that is part of the same controlled group of corporations as the Company within the meaning of Section 1563 of the Code.

          (zz) "DISPOSITION PRICE" shall mean the aggregate value placed on the common stock or assets of Pinacor or MCCI Holding Company by the parties to the Disposition or, if the parties to the Disposition do not expressly agree to an aggregate value, the Disposition Price shall be the value that the Compensation Committee of the Board determines to be the inherent aggregate value of the Pinacor or MCCI Holding Company common stock or assets for purposes of the Disposition.

          (aaa) "PINACOR" - as defined in Section 2.2(c).

     3. The provisions of this Amendment shall amend only those provisions of the Employment Agreement referred to herein and those provisions not expressly amended hereby shall remain in full force and effect.

     4. The modifications made by this Amendment shall be effective as of the date of execution of this Amendment.

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
         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

COMPANY:                                EXECUTIVE:

MICROAGE, INC.                          /s/ Jeffrey D. McKeever
                                        ----------------------------------------
                                        Jeffrey D. McKeever
By: /s/ Jeffrey D. McKeever
    -------------------------------
Name:  Jeffrey D. McKeever
Title: Chairman of the Board and
       Chief Executive Officer

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